Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Cloud Peak Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, CO
July 1, 2011